UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2012

Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad CA		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2012 Executive Compensation Actions

On February 22, 2012, the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors of Life Technologies Corporation (the “Company”), approved certain elements of the Company’s 2012 executive compensation program, including base salary adjustments and changes to the long-term incentive (“LTI”) compensation program for the executive officers of the Company for 2012 that places greater emphasis on performance-based long-term incentives.

2012 Base Salary Adjustments

The Committee determined that Gregory T. Lucier, the Company’s Chairman and Chief Executive Officer (“CEO”), and Mark P. Stevenson, the Company’s President and Chief Operating Officer (“COO”), will not receive base salary increases for 2012.

New Long-Term Incentive (LTI) Compensation Program – Shift Toward Increased Performance-Based Compensation

For the past several years, the Committee has awarded LTI compensation to the Company’s executive officers in the form of time-based vesting restricted stock units (“RSUs”) and stock options. Beginning with the annual grant in 2012, LTI compensation will be delivered through a combination of:

•	time-based vesting RSUs (50% of the total LTI award value granted to each executive officer),

•	stock options (25% of the total LTI award value granted to each executive officer), and

•	awards under a performance cash plan (25% of the total LTI award value granted to each executive officer), as further described below.

Description of the Performance Cash Plan

Executives will participate in the performance cash plan through awards of performance units, which are intended to reward the achievement of specific financial objectives over the three-year performance period commencing January 1, 2012 and ending December 31, 2014. Specifically, recipients of the performance units will be eligible to receive a cash payment at the end of the three-year performance period based on the achievement of specified average annual return on invested capital (“ROIC”) and revenue growth targets for the performance period established by the Committee. These two metrics were selected because the Committee believes they are key drivers to enhancing long-term shareholder value. The Committee believes it is in the best interests of stockholders to hold the Company’s senior management accountable for significant revenue growth and achieving a return on current and new capital deployed that exceeds the Company’s weighted average cost of capital. The performance units are intended to be qualified as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Following the completion of the three-year performance period, the Committee will certify the Company’s performance relative to the financial objectives for such performance period. Each performance unit will have an initial notional value of $100. The final value of each performance unit may range from $0 to $200, based on performance relative to the financial objectives. The awards will be paid in cash as soon as practicable following the Committee’s certification. The Committee is authorized, in its sole discretion, to reduce or eliminate (but not increase) a participant’s final award value based on such external factors (whether objective or subjective) as the Committee deems appropriate.

50% of LTI Delivered as Performance-based Compensation

The Committee believes that both stock options and the awards under the performance cash plan are performance-based long-term incentive compensation and that, as a result, the Committee has increased the weight of performance-based LTI awards granted to the Company’s executive officers from 0% in 2011 to 50% in 2012. This change increases the alignment of executive officers with stockholders through the award of stock options, while also holding management accountable for and tying a meaningful portion of incentive compensation to the Company’s ROIC and revenue growth, the two key financial measures which will determine the payments pursuant to the performance cash plan. Each of the foregoing awards will be granted under the Company’s 2009 Equity Incentive Plan).

The performance unit awards are intended to be an ongoing part of the Company’s LTI program. It is anticipated that the Committee will grant new performance unit awards each year, based on ROIC and revenue growth targets established for a new three-year performance period commencing each year. However, the Committee is not obligated to grant performance unit awards each year.

The foregoing provides only a brief description of the terms and conditions of the performance unit awards, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the forms of the performance unit award agreements, copies of which are attached as Exhibit 10.1, with respect to performance units awarded to Mr. Lucier, and Exhibit 10.2, with respect to performance units awarded to the other executive officers, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

10.1	Form of Performance Unit Award Grant Notice and Performance Unit Award Agreement, between Life Technologies Corporation and Gregory T. Lucier under the Life Technologies Corporation 2009 Equity Incentive Plan

10.2	Form of Performance Unit Award Grant Notice and Performance Unit Award Agreement under the Life Technologies Corporation 2009 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2012	LIFE TECHNOLOGIES CORPORATION

	By:	/s/ John A. Cottingham
John A. Cottingham
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Unit Award Grant Notice and Performance Unit Award Agreement between Life Technologies Corporation and Gregory T. Lucier under the Life Technologies Corporation 2009 Equity Incentive Plan

10.2	Form of Performance Unit Award Grant Notice and Performance Unit Award Agreement under the Life Technologies Corporation 2009 Equity Incentive Plan